UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2014

Commission File Number: 333-141703-02	Commission File Number: 033-54804

DISCOVER CARD EXECUTION NOTE TRUST	DISCOVER BANK
(Exact name of issuing entity in respect of the notes as specified in charter)	(Exact name of sponsor and depositor as specified in charter)

Delaware (State or jurisdiction of incorporation or organization of the issuing entity)	Delaware (State or jurisdiction of incorporation or organization of the sponsor and depositor)

c/o Wilmington trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-0001	12 Read’s Way New Castle, Delaware 19720
(Address of principal executive offices of the issuing entity)	(Address of principal executive offices of the sponsor and depositor)

51-0020270

(IRS Employer Identification No. of the sponsor and depositor)

(302) 323-7315

(Telephone, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 26, 2014, the commencement of the Accumulation Periods for certain tranches of DiscoverSeries Notes was delayed, pursuant to the terms of the Amended and Restated Indenture Supplement, dated as of June 4, 2010, as amended, by and between Discover Card Execution Note Trust as Issuer and U.S. Bank National Association as Indenture Trustee, and the applicable terms documents thereto.

Class C(2012-3) DiscoverSeries Notes. The commencement of the Accumulation Period for the Class C(2012-3) DiscoverSeries Notes was delayed until the first day of the Due Period related to the December 2014 Distribution Date.

Class A(2012-1) DiscoverSeries Notes. The commencement of the Accumulation Period for the Class A(2012-1) DiscoverSeries Notes was delayed until the first day of the Due Period related to the February 2015 Distribution Date.

Class A(2010-2), Class A(2012-3), Class A(2012-5), Class A(2013-2), Class B(2012-3), Class B(2013-1), Class B(2014-1) and Class C(2014-1) DiscoverSeries Notes. The commencement of the Accumulation Period for each of the Class A(2010-2), Class A(2012-3), Class A(2012-5), Class A(2013-2), Class B(2012-3), Class B(2013-1), Class B(2014-1) and Class C(2014-1) DiscoverSeries Notes was delayed until the first day of the Due Period related to the April 2015 Distribution Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor for Discover Card Execution Note Trust)

Date: August 26, 2014	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Assistant Treasurer